                                                                  EXHIBIT (a)(4)

CONTACT: The Altman Group, Inc.
         (800) 467-0821 (toll free)

FOR IMMEDIATE RELEASE

           AIMCO PROPERTIES, L.P. ANNOUNCES EXTENSION OF TENDER OFFERS

                  DENVER, COLORADO, December 1, 2004 - As previously announced, AIMCO Properties, L.P. is tendering for any and all units of limited partnership interest in the partnerships set forth below, subject to the terms of the respective Litigation Settlement Offers (as amended and supplemented, the "Offers"). AIMCO Properties, L.P. has now extended the expiration date of each of the Offers. The expiration date for each of the Offers has been extended to midnight, New York City time, on December 15, 2004. The Offers were previously scheduled to expire at midnight on the dates set forth below. AIMCO Properties, L.P. has reported, based on information provided by the Information Agent for the Offers, that as of the close of business on November 30, 2004, the approximate number of units set forth below had been tendered pursuant to each of the Offers.

Previous Expiration Date    Name of Partnership                                 Number of Units Tendered
------------------------    -------------------                                 ------------------------
December 6, 2004            Angeles Income Properties, Ltd. 6                   991

                            Angeles Partners XI                                 1,113

                            Angeles Partners XII                                903

                            National Property Investors 6                       965

December 7, 2004            Angeles Income Properties, Ltd. II                  1,604

                            National Property Investors 4                       466

                            Shelter Properties II Limited Partnership           226

                            Shelter Properties IV Limited Partnership           483

December 8, 2004            Century Properties Fund XVII                        970

                            Consolidated Capital Institutional Properties       2,093.2

                            Consolidated Capital Properties IV                  8,661

                            Shelter Properties V Limited Partnership            367


                  For further information, please contact The Altman Group, Inc. at (800) 467-0821 (toll free), which is acting as the Information Agent for the Offers.